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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in this Joint Registration Statement on Form S-3 and related Prospectus of La Quinta Corporation and La Quinta Properties, Inc. for the registration of 10,794,926 paired shares, each comprised of one share of common stock of La Quinta Corporation and one share of Class B common stock of La Quinta Properties, Inc. and to the incorporation by reference therein of our report dated February 19, 2004, with respect to the consolidated financial statements and schedules of La Quinta Corporation and La Quinta Properties, Inc. included in its Joint Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Ernst & Young LLP
Dallas, Texas
July 21, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM